 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

Signet International Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-13465	16-1732674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Worth Avenue, Suite 316, Palm Beach, Florida 33480
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (561) 832-2000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 16, 2009, Signet International Holdings, Inc., (the “Company”) consummated a Purchase and Sale Agreement (the “Agreement”) with Access Media, Inc., the parent company of AMG TV, of Pittsburgh, PA., for the acquisition of 100% of the assets of the Parent Corporation.  It is anticipated that the assets acquired will be incorporated into the operations of Signet Entertainment Corporation, Inc., a wholly owned subsidiary of Signet International Holdings, Inc.  In exchange for 100% of the assets of Access Media, Inc, the Company issued a total of 100,000 shares of its common stock valued at $500,000, (the transaction price represents an equivalent Class A Common share purchase price of $5.00 per share) , and a note in the amount of $2,500,000 payable over 6.2 years at an interest rate of 2 points above prime, for a total purchase price of $3,000,000.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Exhibits.

1.01             Press Release dated September 17, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signet International Holdings, Inc.

By: /s/ Ernest Letiziano
Title: Chief Executive Officer